CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S- 8 of our report dated January 31, 1996, which appears on page 30 of the 1995 Annual Report to Shareholders of First Alert, Inc. which is incorporated by reference in First Alert, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of such Annual Report on Form 10-K.


                                                   Price Waterhouse LLP


Chicago, Illinois
May 22, 1996

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